Exhibit 21.1

SUBSIDIARIES OF FLY-E GROUP, INC.

The following is a list of subsidiaries of Fly-E Group, Inc. as of April 22, 2025.

Legal Name	Jurisdiction
Fly EV, INC.	Delaware
AOFL LLC	New York
Fly E-Bike Inc	New York
UNIVERSE KING CORP	New York
UFOTS CORP	New York
ARFY CORP.	New York
TKPGO CORP	New York
FLYFLS INC	New York
FIYET INC	New York
FLY GC INC.	New York
FLY MHT INC.	New York
FLYAM INC	New York
OFLYO INC	New York
FLYEBIKE INC	New York
FLYCLB INC	New York
FLYEBIKE NJ INC	New Jersey
ESEBIKE INC	New York
FLYEBIKEMIAMI INC	Florida
FLY14 CORP.	New York
EDISONEBIKE INC	New York
FLYTRON INC.	New York
FLYCYCLE INC.	New York
FLYNJ2 INC	New Jersey
FLYCORONA INC	New York
MEEBIKE INC	New York
FLY6AVE INC	New York
FLYEBIKE NJ3 INC.	New Jersey
FLYEBIKE BROOKLYN INC	New York
FLY DELIVERY INC	New York
FLYEBIKEMIAMI2 INC	Florida
FLYDC INC	Washington, D.C.
FLYMHT659 INC	New York
FLYBX745 INC	New York
FLYJH8509 INC	New York
FLYBX2381 INC	New York
FLYNJ4 INC	New Jersey
FLYTORONTO CORP	Toronto, Canada
FLYLA INC	California
FWMOTOR INC	New York
DCMOTOR INC	Maryland
GOBIKE INC	New York
FLYEBIKE BOSTON INC.	New York
Fly EV	New York
AOFL LLC	New York
Fly E-Bike Inc	New York